Exhibit 10.3

LEAK-OUT AGREEMENT

April 7, 2020

This agreement (the “Leak-Out Agreement”) is being delivered to you by the undersigned shareholder of the Company (the “Shareholder”) in connection with an understanding by and between AgEagle Aerial Systems, Inc., a Nevada corporation (the “Company”), and Alpha Capital Anstalt or its assigns (the “Holder”).

Reference is hereby made to (a) the Securities Purchase Agreement, dated April 7, 2020 (the “Purchase Agreement”), by and between the Company and the Holder pursuant to which the Holder acquired shares (“Shares”) of Series E Preferred Stock of the Company. Capitalized terms used herein but not defined herein shall have the meaning as set forth in the Purchase Agreement. The Company, as a condition to the Holder’s purchase of the Shares, is requiring this Leak-Out Agreement from all record and beneficial owners of 5% or more of the Company’s common stock or convertible equivalents.

The Shareholder agrees with the Company and the Holder that, for a period of seven (7) months from the date hereof (such period, the “Restricted Period”), neither the Shareholder, nor any Affiliate of the Shareholder which has or shares discretion relating to the Shareholder’s investments or trading or information concerning the Shareholder’s investments, including in respect of the shares of common stock (together, the “Shareholder’s Trading Affiliates”), collectively, shall not sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any shares of Common Stock, or shares of Common Stock underlying any Common Stock Equivalents held by the Shareholder on the date hereof (collectively, the “Restricted Securities”); and after the expiration of such seven (7) month lockup, shall not sell dispose or otherwise transfer, directly or indirectly, including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions in an amount representing more than $25,000 per calendar month of shares of Common Stock (“Leak-Out Percentage”) for a period of six (6) months thereafter (the “Leak-Out Period”), after which time, the restrictions set forth in this Leak-Out Agreement shall cease.

Notwithstanding anything herein to the contrary, during the Restricted Period and the Leak-Out Period, the Shareholder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities to any Person (an “Assignee”) in a transaction which does not need to be reported on the NYSE American consolidated tape, without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided that, as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Shareholder and the Shareholder r’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the Purchase Agreement, provided that, with respect to any notices, consents, waivers or other communications to be made by the Company to the Shareholder, such notice, consent, waiver or other communication shall be delivered to the Shareholder at the e-mail address or facsimile number on the signature page hereto.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto, including the Holder.

All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by the applicable provisions of the Purchase Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties, including, without limitation, the Holder, shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The obligations of the Shareholder under this Leak-Out Agreement are several and not joint with the obligations of any other signatory under any other similar agreement, and the Shareholder shall not be responsible in any way for the performance of the obligations of any other person under any such other agreement. Nothing contained in this Leak-Out Agreement, and no action taken by the Holder or the Company pursuant hereto, shall be deemed to constitute the Holder and the Shareholder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Company or the Shareholder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement and the Company acknowledges that the Holder and the Shareholder are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any other agreement. The Company and the Shareholder confirm that the Shareholder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.

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The parties hereto have executed this UAVS Leak-Out Agreement as of the date first set forth above.

Sincerely,

AgEagle Aerial Systems, Inc.

By:	/s/ Nicole Fernandez McGovern
Name: Nicole Fernandez McGovern
Title: Chief Financial Officer

Agreed to and Acknowledged:

“SHAREHOLDER”

By:	/s/ Bret Chilcott

Name: Bret Chilcott
Title: AgEagle Founder
Email Address: BretChilcott@gmail.com BretC@AgEagle.com

Agreed to acknowledged:

“HOLDER”

Alpha Capital Anstalt

By:	/s/ Nicola Feuerstein
Name: Nicola Feuerstein
Title: Secretary
Email :

[Signature Page to UAVS Leakout]